Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

		Years Ended December 31,
	Six Months Ended June 30, 2012	2011	2010	2009	2008	2007
				($ in thousands)
Fixed charges (1):
Total interest expense	$41,022	$150,010	$232,096	$427,312	$677,707	$838,072
Interest capitalized	—	—	—	—	—	357
Interest portion of rental expense	1,541	2,596	3,060	3,250	1,994	1,697

Total fixed charges	$42,563	$152,606	$235,156	$430,562	$679,701	$840,126

Earnings:
Net income (loss) from continuing operations before income taxes	$98,179	$(15,081)	$(161,324)	$(774,530)	$(458,714)	$214,486
Fixed charges	42,563	152,606	235,156	430,562	679,701	840,126
Less: Interest capitalized	—	—	—	—	—	(357)

Total earnings before fixed charges	$140,742	$137,525	$73,832	$(343,968)	$220,987	$1,054,255

Ratio of earnings to fixed charges (2)	3.3x	0.9x	0.3x	-0.8x	0.3x	1.3x

(1)	Excludes interest related to the application of accounting for uncertain tax positions in accordance with the Income Taxes Topic of the Accounting Standards Codification
(2)	The earnings for the years ended December 31, 2011, 2010, 2009 and 2008 were inadequate to cover fixed charges. The coverage deficiencies for total fixed charges for the years ended December 31, 2011, 2010, 2009 and 2008 were $15.1 million, $161.3 million, $774.5 million and $458.7 million, respectively.

	Balances	Balances	Scenarios	CapitalSource Inc - Consolidated	Project	Total Cost Centers
	2Q ‘12	1Q ‘12	FY ‘11
Occupancy - Rent (58000)	5,827,668.09	3,033,120.86	12,269,362.30
Occupancy - Other rent (58020)	53,333.30	99,236.71	156,712.05
Interco rent - CS (58100)	(0.02)	0.01	(0.00)
Sublease Income (58200)	(904,739.01)	(511,850.12)	(1,304,933.05)
CSE conv - Rent expense (69906)	—	—	200,695.96

Occupancy - Rent	4,976,262.36	2,620,507.46	11,321,837.26

Occupancy - Utilities (58010)	186,468.43	514,241.33	2,505,224.79
Occupancy - Repairs & maintenance (58030)	671,956.21	159,999.97	870,851.82
Occupancy - Janitor & gardener (58040)	35,872.65	43,569.88	175,563.16
Occupancy - Taxes (58050)	88,114.15	216,093.16	153,790.05
Occupancy - Other (58060)	135,373.02	110,707.40	329,259.14
Equipment - Rental (71250)	63,782.09	45,578.47	239,469.25
Equipment - Repair/Maintenance (71251)	62,780.08	48,270.60	87,753.40

Occupancy - Other	1,244,346.63	1,138,460.81	4,361,911.61

Occupancy	6,220,608.99	3,758,968.27	15,683,748.87

No.	Name		Rent Expense
75010	Rent - 5404 Wisconsin	4,830,541.17	4,830,541.17
75011	Straightline rent - 5404 Wisc	65,929.47	65,929.47
75012	Deferred rent - 5404 Wisc	131,636.81	131,636.81
75013	Rent - F&E - 5404 Wisc	81,605.61	81,605.61
75014	Rent - OPEX - 5404 Wisc	1,777,442.07	—
75015	Sublease rent - 5404 Wisc	(454,871.97)	(454,871.97)
75016	Sublease strgtln - 5404 Wisc	(498,132.82)	(498,132.82)
75050	Rent - miscellaneous offices	266,472.35	266,472.35
75051	F&E - miscellaneous offices	15,983.02	15,983.02
75100	Rent - Chevy Chase, MD	1,136,843.44	1,136,843.44
75105	Straightline rent - Chevy Chas	(25,998.25)	(25,998.25)
75106	Deferred rent - Chevy Chase	(23,161.01)	(23,161.01)
75110	Rent - F&E Chevy Chase, MD	27,525.28	27,525.28
75115	Rent - OPEX Chevy Chase, MD	33,680.24	—
75130	Rent - Chevy Chase (CIG)	149,280.02	149,280.02
75131	Sublease inc. - 2 Wisc. Circle	(152,181.92)	(152,181.92)
75132	Deferred rent - 2 Wisc. Circle	(27,495.72)	(27,495.72)
75211	Rent - Boston office	90,412.71	90,412.71
75212	Utilities - Boston Office	75.00	—
75213	Rent - F&E Boston Office	1,139.02	1,139.02
75300	Rent - San Francisco, CA	158,747.07	158,747.07
75306	Sublease income - SF office	(172,250.62)	(172,250.62)
75350	Rent - Westlake Village, CA	352,006.40	352,006.40
75355	Utilities - Westlake Vill., CA	1,027.14	—
75360	Rent - F&E Westlake Vill., CA	10,649.51	10,649.51
75500	Rent - Atlanta, GA	77,182.10	77,182.10
75505	Rent - F&E Atlanta, GA	6,400.54	6,400.54
75550	Rent - New York, NY	1,009.16	1,009.16
75555	Rent - F&E New York, NY	10,153.13	10,153.13
75556	OPEX - New York, NY	85,416.27	—
75558	Rent - NY, NY (640 5th Avenue)	846,592.03	846,592.03
75600	Rent - Buffalo, NY	180,463.72	180,463.72
75605	Rent - F&E Buffalo, NY	4,332.84	4,332.84
75700	Rent - Chicago, IL	337,875.69	337,875.69
75705	Operating exp - Chicago, IL	242,633.87	—
75710	Rent - F&E Chicago, IL	16,532.20	16,532.20
75711	Utilities - Chicago, IL	9,206.63	—
75712	Rent - Franklin, TN	84,446.02	84,446.02
75713	Rent - F&E Franklin, TN	4,352.76	4,352.76
75715	Rent - Nashville, TN	63,429.69	63,429.69
75717	OPEX - Nashville, TN	4,488.24	—
75720	Rent - Hartford, CT	60,816.00	60,816.00
75721	Rent - F&E Hartford, CT	4,937.30	4,937.30
75750	Rent - St. Louis, MO	(27,040.44)	(27,040.44)
75775	Rent - Palm Desert, CA office	7,155.00	7,155.00
75776	OPEX - El Segundo, CA	635.81	—
75780	Rent - El Segundo, CA	105,179.42	105,179.42
75781	Rent - F&E El Segundo, CA	9,099.96	9,099.96
75786	Rent - Baltimore	63,613.41	63,613.41
75787	Rent - F&E Baltimore	7,352.61	7,352.61
75788	OPEX - Baltimore	35.72	—
75790	Rent - London	191,627.32	191,627.32
75791	Rent - F&E London	9,068.64	9,068.64
75792	OPEX - London	32,497.14	—
75850	Bank occupancy expenses	4,950,093.21	4,950,093.21
75997	Repairs and maintenance	313,506.32	—

75999	Rent - office and equipment	15,479,996.33	12,979,351.88